As filed with the Securities and Exchange Commission on November 5, 1997 Registration No. 333-_____


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933



                           ELANTEC SEMICONDUCTOR, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                         77-0408929
    (State of Incorporation)                              (I.R.S. Employer
                                                         Identification No.)

                              675 Trade Zone Blvd.
                           Milpitas, California 95035
                    (Address of Principal Executive Offices)

                           1995 Equity Incentive Plan
                            (Full Title of the Plan)



                                  David O'Brien
                      President and Chief Executive Officer
                           Elantec Semiconductor, Inc.
                              675 Trade Zone Blvd.
                           Milpitas, California 95035
                                 (408) 945-1323
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                            Robert A. Freedman, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE
======================================== --------------- ------------------------ ----------------------- ==================
   Title of Each Class of Securities      Amount to be      Proposed Maximum         Proposed Maximum         Amount of
           to be Registered                Registered      Offering Price Per       Aggregate Offering    Registration Fee
                                                                  Share                   Price
                                         --------------- ------------------------ -----------------------
======================================== --------------- ------------------------ ----------------------- ==================

Common Stock, $0.001 par value            400,000 (1)           $7.125 (2)              $2,850,000 (2)       $863.64 (3)
======================================== --------------- ------------------------ ----------------------- ==================

  (1) Additional shares reserved for issuance upon exercise of stock options under Registrant's 1995 Equity Incentive Plan pursuant to an amendment of such plan made effective February 21, 1997. Shares issuable under Registrant's 1995 Equity Incentive Plan were originally registered on a Registration Statement on Form S-8 filed on November 1, 1995 (File Number 33-98880).
  (2) Estimated as of November 3, 1997 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
  (3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals 1/33 of 1% of the proposed maximum aggregate offering price.

                           ELANTEC SEMICONDUCTOR, INC.
                       REGISTRATION STATEMENT ON FORM S-8

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed on December 20, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's fiscal year ended September 30, 1996.

         (b) (i) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 filed on February 14, 1997 pursuant to Section 13(a) of the Exchange Act.

                  (ii) The  Registrant's  Quarterly  Report on Form 10-Q for the
                  fiscal quarter ended March 31, 1997 filed on May 13, 1997 pursuant to Section 13(a) of the Exchange Act.

                  (iii) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 filed on August 14, 1997 pursuant to Section 13(a) of the Exchange Act.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on August 29, 1995 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law regarding unlawful dividends or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding subject to certain exceptions, (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Registrant may only amend the Bylaw provisions relating to indemnification matters prospectively.

         The Registrant has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreements require a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreements provide that they are not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 8.  Exhibits.

     4.01 Registrant's 1995 Equity Incentive Plan, as amended through February 21, 1997.

     4.02 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on August 18, 1995.(1)

     4.03 Registrant's Certificate of Designation of Preferred Stock filed with the Secretary of State of Delaware on August 24, 1995.(2)

     4.04 Registrant's Certificate of Elimination of Preferred Stock filed with the Secretary of State of Delaware on October 19, 1995.(3)

     4.05 Registrant's Bylaws, as amended.(4)

     5.01 Opinion of Fenwick & West LLP.

     23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02 Consent of Ernst & Young LLP, Independent Auditors.

     24.01 Power of Attorney (see page 6).
---------------------------

         (1) Incorporated herein by reference to Exhibit 3(i).01 to the Registrant's Registration Statement on Form S-1 (File No. 33-96136) filed on August 24, 1995, as subsequently amended (the "Form S-1 Registration Statement").

         (2) Incorporated herein by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-8 (File No.
                  33-98880) filed on November 1, 1995 (the "Form S-8 Registration Statement").

         (3) Incorporated herein by reference to Exhibit 4.03 to the Form S-8 Registration Statement.

         (4) Incorporated herein by reference to Exhibit 3(ii).02 to the Form S-1 Registration Statement.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David O'Brien his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form
S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the third day of November, 1997.

                           ELANTEC SEMICONDUCTOR, INC.

                                  By:   /s/ David O'Brien
                                  David O'Brien
                                  President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature             Title                                Date

Principal Executive Officer,
Principal Financial Officer
and Director:

/s/ David O'Brien          President, Chief Executive Officer,  November 3, 1997
David O'Brien              Chief Financial Officer
                           and a Director

Principal Accounting Officer:

/s/ Kent Buller            Controller                           November 3, 1997
Kent Buller

Additional Directors:

/s/ Donald T. Valentine    Chairman of the Board                November 3, 1997
Donald T. Valentine        and a Director

/s/ Chuck K. Chan          Director                             November 3, 1997
Chuck K. Chan

/s/ James V. Diller        Director                             November 3, 1997
James V. Diller

/s/ B. Yeshwant Kamath     Director                             November 3, 1997
B. Yeshwant Kamath

                                  Exhibit Index



 Exhibit No.                      Description

     4.01 Registrant's 1995 Equity Incentive Plan, as amended through February 21, 1997.

     4.02 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on August 18, 1995.(1)

     4.03 Registrant's Certificate of Designation of Preferred Stock filed with the Secretary of State of Delaware on August 24, 1995.(2)

     4.04 Registrant's Certificate of Elimination of Preferred Stock filed with the Secretary of State of Delaware on October 19, 1995.(3)

     4.05 Registrant's Bylaws, as amended.(4)

     5.01 Opinion of Fenwick & West LLP.

     23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02 Consent of Ernst & Young LLP, Independent Auditors.

     24.01 Power of Attorney (see page 7).
---------------------------

         (1) Incorporated herein by reference to Exhibit 3(i).01 to the Registrant's Registration Statement on Form S-1 (File No. 33-96136) filed on August 24, 1995, as subsequently amended (the "Form S-1 Registration Statement").

         (2) Incorporated herein by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-8 (File No.
                  33-98880) filed on November 1, 1995 (the "Form S-8 Registration Statement").

         (3) Incorporated herein by reference to Exhibit 4.03 to the Form S-8 Registration Statement.

         (4) Incorporated herein by reference to Exhibit 3(ii).02 to the Form S-1 Registration Statement.